Exhibit 10.40

CONTRACT #WDF FY09-19453

LOAN

AGREEMENT

BETWEEN THE

WISCONSIN DEPARTMENT OF COMMERCE

AND

EXACT SCIENCES CORPORATION

This Agreement is entered into by and between the Wisconsin Department of Commerce (“Department”) and Exact Sciences Corporation, (“Borrower”).

WITNESSETH

WHEREAS, the Board is authorized to award loan funds, for the purpose of economic development pursuant to Section 560.61 Wis. Stats.; and

WHEREAS, on June 16, 2009, the Board, relying upon representations in the Borrower’s Application, agreed to lend up to One Million and 00/100 Dollars ($1,000,000.00) to the Borrower to be utilized in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, for valid consideration, the receipt of which is hereby acknowledged, and in consideration for the promises and covenants in this Agreement, the Department and Borrower agree as follows:

1.                                       DISBURSEMENT OF LOAN PROCEEDS. Loan disbursements to the Borrower hereunder for Eligible Project Costs (defined in Exhibit A) shall be made on a periodic basis upon the Department’s receipt and approval of a completed Request for Disbursement Form (attached as Exhibit C) and required supporting documentation.

a) Prior to the disbursement of any Loan funds, the Borrower shall execute and deliver to the Department:

(i) A borrowing resolution.

(ii) A written Affirmative Action Plan in form and substance reasonably acceptable to the Department.

(iii) All other documents that reasonably may be required by the Department to effect the terms and conditions of this Agreement.

b) Disbursements by the Department to the Company shall be made after a nonrefundable origination fee of $20,000.00, two (2.0) percent of the award amount, is paid to the Department.

2.                                       BORROWER’S LOAN PAYMENTS. This Loan shall be repaid in accordance with the terms of the Promissory Note (Attached as Exhibit D).

3.                                       TAXES AND FEES. Except as otherwise provided in this Agreement, the Borrower shall keep the Collateral free and clear of all judgments, levies, liens, security interests and encumbrances and shall pay all federal, state and local fees, assessments and taxes which may be assessed upon the ownership, possession or use of the Collateral.

4.                                       INSURANCE. The Borrower covenants that it will maintain insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses.

5.                                       “EVENT OF DEFAULT” DEFINED. The occurrence of any one or more of the following events shall constitute an “Event of Default” for the purposes of this Agreement:

a) The Borrower’s failure to pay, within ten (10) calendar days of the due date, any of the principal payments or interest due under the Promissory Note (Attached as Exhibit D);

b) The Borrower’s failure to comply with or perform any of its obligations under this Agreement; provided that the Borrower’s failure to comply with the terms and conditions of Exhibit A, Section 3. a) hereunder shall not be considered an “Event of Default”.

c) Any assignment for the benefit of the Borrower’s creditors or commission of any other act amounting to a business failure;

d) The filing, by or against the Borrower, of a petition under any chapter of the U.S. Bankruptcy Code or for the appointment of a receiver;

e) Any default or breach of the Borrower’s obligations under the terms and conditions of its loan agreements, leases, or financing arrangements with other creditors;

f) Any material misrepresentation with respect to the Borrower’s warranties and representations under this Agreement or the Application; or

g) Any other action or omission by the Borrower, which in the Department’s reasonable discretion, jeopardizes the Borrower’s ability to fulfill its obligations under this Agreement or otherwise causes the Department to deem itself insecure.

6.                                       REMEDIES IN EVENT OF DEFAULT.

a) Upon the occurrence of any Event of Default, the Department shall send a written notice of default to the Borrower, setting forth with reasonable specificity the nature of the default. If the Borrower fails to cure the default to the reasonable satisfaction of the Department within ten (10) calendar days, the Department may, without further written notice to the Borrower, declare the Borrower in default, terminate this Agreement effective immediately, and accelerate the principal balance, accrued interest, and other amounts owed by the Borrower hereunder.

b) Upon the termination of this Agreement:

(i) The Borrower shall be liable for the full unpaid principal balance together with interest at the annual rate of twelve (12) percent from the date of the Event of Default to the date the Borrower’s obligations hereunder are paid in full.

(ii) Subject to the rights of other creditors, the Department shall be entitled to exercise any and all remedies available to the Department under this Agreement, related loan documents, and applicable laws.

c) In addition to the rights and remedies available to the Department at law, in equity, or in bankruptcy, the Department shall be entitled to recover from the Borrower an amount equal to the sum of:

(i) The unpaid principal balance, accrued interest, and other amounts owed by the Borrower hereunder;

(ii) All court costs and reasonable attorney’s fees incurred by the Department in the enforcement of its rights and remedies under this Agreement, including all costs incurred in foreclosing upon, repossessing, storing, repairing, selling, leasing or otherwise disposing of the Collateral; and

(iii) Any other damages arising from the Borrower’s default.

d) The Department’s foreclosure upon, repossession of, and subsequent sale, lease, or disposition of the Collateral shall not affect the Department’s right to recover from the Borrower any and all damages caused by the Borrower’s breach of this Agreement. The Department’s rights and remedies hereunder shall be cumulative, not exclusive, and shall be in addition to all other rights and remedies available at law, in equity or in bankruptcy.

7.                                       BORROWER’S WARRANTIES AND REPRESENTATIONS. To induce the Department to enter into this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower hereby warrants and represents that:

a) The Borrower is duly organized, validly existing, and authorized to engage in business in the State of Wisconsin.

b) The Borrower is qualified to engage in business in every jurisdiction where the nature of its business makes such qualification necessary;

c) The Borrower is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to it, the violation of which would have a material and adverse effect on the Borrower’s financial ability to comply with this Agreement;

d) The Borrower is unaware of any conditions which could subject it to any damages, penalties or clean-up costs under any federal or state environmental laws which would have a material and adverse effect on the Borrower’s financial ability to comply with this Agreement;

e) This Agreement is valid and enforceable in accordance with its terms against the Borrower, subject only to applicable bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforceability of the rights of creditors;

f) The Borrower is financially solvent and able to comply with all of the terms and conditions set forth in the Agreement and is not in default under the terms and conditions of any loan agreements, leases, or financing arrangements with the Borrower’s other creditors;

g) The financial statements and other information provided by the Borrower to the Department are complete and accurate in accordance with Generally Accepted Accounting Principles, and may be relied upon by the Department in deciding whether to enter into this Agreement with the Borrower;

h) The Borrower has private Project funds as identified in Exhibit A to fund all other costs relating to the Project;

i) In making these warranties and representations, the Borrower has not relied upon any information furnished by the Department.

j) The Borrower’s warranties and representations herein are true and accurate as of the date of this Agreement, and shall survive the execution thereof;

8.                                       BORROWER COVENANTS.

a) Deliverables. The Borrower shall comply with the terms and conditions set forth in Exhibit A Section 3. of this agreement. Should the Borrower fail to meet the terms and conditions set forth in Exhibit A it may be subject to penalties outlined in Exhibit A.

b) Reporting. The Borrower shall provide the Department with reports, utilizing forms provided by the Department, as well as interim and/or fiscal year end financial statements in accordance with Exhibit B-1 and B-2.

c) Inspection.

(i) The Department and its respective agents, shall, at any reasonable time and upon 48 hours notice, have the right to enter upon the Borrower’s premises to inspect the Project.

(ii) The Borrower shall produce for the Department’s inspection, examination, auditing and copying, upon reasonable advance notice, any and all records which relate to this Agreement.

d) Nondiscrimination in Employment. During the Term of this Agreement, the Borrower shall not discriminate against any employee or applicant for employment because of age, race, religion, color, handicap, sex, physical condition, developmental disability as defined in sec. 51.01 (5) Stats., sexual orientation or national origin. This provision shall include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Except with respect to sexual orientation, the Borrower further agrees to take affirmative action to ensure equal employment opportunities. The Borrower agrees to post in conspicuous places, available for employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of the nondiscrimination clause.

e) Notification of Position Openings. In accordance with sec. 106.16, Stats., the Borrower shall, for a period of one year from the Effective Date, provide the Wisconsin Department of Workforce Development, local Job Service offices, and the area Workforce Development Board with prior written notice of any new or vacant Full-Time Positions that are related to the Project.

f) Consolidation or Merger. During the term of this Agreement, the Borrower shall not consolidate or merge with or into any other corporation or business entity without providing prior written notice to the Department.

g) Relocation of Operations. In accordance with §560.075(2), the Borrower shall not relocate the Project, or any Full-Time Positions related thereto, outside of Wisconsin for a minimum of five years from the date of the award.

9.                                       WISCONSIN OPEN RECORDS LAW. Subject to the following terms, the Department shall safeguard all of the financial statements provided to them by the Borrower:

a) Except as otherwise required or provided by court order, legal process or applicable Wisconsin law including, without limitation, the Wisconsin Open Records Law, sec. 19.31, Stats., et seq, the Department shall not reveal or disclose any financial information and documents provided by the Borrower to any non-government person or entity without the prior written consent of the Borrower.

b) If the Borrower believes or contends that any financial statements provided hereunder qualify as “trade secrets” exempt from disclosure under the Wisconsin Open Records Law, the Borrower shall:

(i) Fill out a standard trade secrets designation form to be provided by the Department, designating specific information or documents as “ trade secrets” and agreeing to defend and indemnify the Department, and to hold them harmless in the event of any future open records request asking for copies of such documents; and

(ii) Provide the Department with two copies of such information — a clean copy and a copy with the “trade secret” information redacted—for the Department’s files.

10.                                 ENTIRE AGREEMENT. This Agreement and the accompanying loan documents, Promissory Note, Guaranties, and exhibits contain the entire Agreement of the parties concerning the Borrower’s obligations under the terms and conditions of this Agreement. This Agreement may not be amended, modified or altered except in writing signed by the Borrower and the Department.

11.                                 CHOICE OF LAW. THIS AGREEMENT IS AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WISCONSIN. If any provisions of the Agreement shall be prohibited by or invalid under Wisconsin law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without affecting the validity or enforceability of the remaining provisions thereof.

12.                                 VENUE; JURISDICTION. Any judicial action relating to the construction, interpretation, or enforcement of this Agreement, or the recovery of any principal, accrued interest, court costs, attorney’s fees and other amounts owed hereunder, shall be brought and venued in the U.S. District Court for the Western District of Wisconsin or the Dane County Circuit Court in Madison, Wisconsin.

THE BORROWER HEREBY CONSENTS TO PERSONAL JURISDICTION IN THOSE WISCONSIN COURTS, AND WAIVES ANY DEFENSES THAT THE BORROWER OTHERWISE MIGHT HAVE RELATING THERETO.

13. WAIVER OF RIGHT TO JURY TRIAL. THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY JUDICIAL ACTION OR PROCEEDING THAT MAY ARISE BY AND BETWEEN THE DEPARTMENT AND THE BORROWER CONCERNING THE CONSTRUCTION, INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT, OR THE RECOVERY OF ANY PRINCIPAL, ACCRUED INTEREST, COURT COSTS, ATTORNEY’S FEES AND OTHER AMOUNTS THAT MAY BE OWED BY THE BORROWER HEREUNDER.

14. MISCELLANEOUS.

a) Severability. The invalidity of any provision of this Agreement shall not affect the validity of the remaining provisions, which shall remain in full force and effect to govern the parties’ relationship.

b) Department Not A Joint Venturer Or Partner. The Department shall not, under any circumstances, be considered or represented to be a partner or joint venturer of the Borrower or any beneficiary thereof.

c) Documents. All documents required to be delivered contemporaneously with the execution and delivery of this Agreement are expressly made a part of this Agreement as though completely herein, and all references to this Agreement herein shall be deemed to refer to and include all such documents.

d) Agreement Controlling. In the event of any conflict or inconsistency between the Agreement and the exhibits hereto, the terms of this Agreement shall control.

15.                                 CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms and conditions set forth herein.

16.                                 AUTHORITY TO SIGN DOCUMENT. The person(s) signing this Agreement on behalf of the Borrower certifies and attests that the Borrower’s respective Articles of Organization, Articles of Incorporation, By Laws, Member’s Agreement, Charter, Partnership Agreement, Corporate or other Resolutions, and/or other related documents give full and complete authority to bind the Borrower, on whose behalf they are executing this document. Borrower assumes full responsibility and holds the Department harmless for any and all payments made or any other actions taken by Department in reliance upon the above representation. Further, Borrower agrees to indemnify Department against any and all claims, demands, losses, costs, damages or expenses suffered or incurred by Department resulting from or arising out of any such payment or other action, including reasonable attorneys’ fees and legal expenses. The Borrower has read, fully understands, and agrees to all of the terms and conditions in this Agreement and the related loan documents;

IN WITNESS WHEREOF, the Department and the Borrower have executed and delivered this Agreement effective the date set forth next to the Department’s signature below.

WISCONSIN DEPARTMENT OF COMMERCE

By:	/s/ Mary Gage
Mary Gage, Bureau Director		Date November 10, 2009

EXACT SCIENCES CORPORATION

By:	/s/ Kevin T. Conroy
Kevin T. Conroy, President & CEO		Date November 10, 2009

EXHIBIT A

(PROJECT DESCRIPTION/DELIVERABLES)

Wisconsin Development Fund

Contact:# WDF FY09-19453

1.                                       PROJECT SUMMARY:

EXACT Sciences Corp. (Nasdaq: EXAS) is a molecular diagnostics company focused on colorectal cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. Stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer.

EXACT Sciences Corporation is requesting financial assistance from the Wisconsin Development Fund. The funds will be used by the company for working capital and equipment to relocate the company headquarters and establish lab operations in Madison, WI. The company expects to create up to 187 full-time positions within five years.

2.                                       ELIGIBLE PROJECT COSTS:

Eligible Project Costs are as follows:

SOURCES
Code	USES	State	Federal	Investors	TOTAL
Working Capital
TOTAL		$1 million	TBD	$20-30 million	$30 million

Project costs will be incurred between 5/18/2009 and 6/30/2011.

3.                                       DELIVERABLES:

a) Create One Hundred Eighty Five (185) new full-time positions with an average wage of $60.00 per hour in Madison, Wisconsin by June 30, 2015.

b) Job Penalty (Interest Escalation). If the Department, in its reasonable discretion, determines that the Borrower has failed to create at least 68 new Full-Time Positions in accordance with Paragraph 3. a) of this Exhibit A, then for each new Full-Time position less than 185 that the Borrower fails to keep, create or maintain, whichever the case may be, the annual interest rate charged on the Department’s loan hereunder shall be increased retroactive to the date of disbursement, 2.16 basis points within thirty (30) days of the Department’s determination of nonperformance. For the purposes of this Agreement the term “basis point” shall mean one-hundredth of one percent. The maximum penalty under this section shall be four (4.0) percent.

c) The Borrower agreeing that the majority of research to be performed under this Project shall be conducted in Wisconsin to the extent practical and commercially justified.

d) The Borrower agreeing that the product or products developed as a result of this Project shall be produced or cause to be produced in Wisconsin to the extent practical and commercially justified.

4.                                       COLLATERAL: Full faith and credit of the Borrower

EXHIBIT B-1

REPORTING

Wisconsin Development Fund

Contact:# WDF FY09-19453

1.                                       REPORTING REQUIREMENT. The Borrower shall provide the Department with reports, utilizing forms provided by the Department, as well as interim and/or fiscal year end financial statements in accordance with the following table, or as otherwise requested by the Department:

REPORTING REQUIREMENTS

Documentation Required
Financial Statements
Period		Interim	Fiscal Year	Due
Covered	Report	As of:	Ended:	Date
5/18/2009 – 12/31/2009	Annual		12/31/2009	3/31/2010
1/1/2010 – 12/31/2010	Annual		12/31/2010	3/31/2011
1/1/2011 – 12/31/2011	Annual		12/31/2011	3/31/2012
1/1/2012 – 12/31/2012	Annual		12/31/2012	3/31/2013
1/1/2013 – 12/31/2013	Annual		12/31/2013	3/31/2014
1/1/2014 – 12/31/2014	Annual		12/31/2014	3/31/2015
1/1/2015 – 12/31/2015	Annual		12/31/2015	3/31/2016
1/1/2016 – 12/31/2016	Annual		12/31/2016	3/31/2017
1/1/2017 – 12/31/2017	Annual		12/31/2017	3/31/2018
1/1/2018 – 12/31/2018	Annual		12/31/2018	3/31/2019

2.                                       PROJECT RECORDS. The Borrower shall prepare, keep and maintain such records as may be reasonably required by the Department to show:

a) The number of Employees Created or Maintained by the Borrower pursuant to this Agreement.

b) The amount and disposition of funds provided and disbursed under this Agreement; and

c) The total cost of the Project.

3.                                       FINANCIAL RECORDS. All of the Borrower’s financial records shall be prepared, kept and maintained in accordance with Generally Accepted Accounting Principles. The Borrower shall provide such records to the Department during the Term of the Agreement as may be requested. Such materials shall be retained by the Borrower for a period of at least three (3) years after the Project End Date.

a) The financial statements and other information provided by the Borrower to the Department are complete and accurate in accordance with Generally Accepted Accounting Principles, and may be relied upon by the Department in deciding whether to enter into this Agreement with the Borrower;

4.                                       AUDIT REPORT. Within (90) days after the Project End Date, or upon the request of the

Department, the Borrower shall provide the Department with an audited financial report, in form and substance reasonably satisfactory to the Department, documenting that the funds were expended in accordance with this Agreement.

EXHIBIT D

PROMISSORY NOTE

Amount: $1,000,000.00

FOR VALID CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and in consideration for the terms and conditions set forth in the Wisconsin Development Fund Agreement between the Wisconsin Department of Commerce (“Department”) and Exact Sciences Corporation (“Borrower”) also identified as Contract #WDF FY09-19453, the Borrower promises to pay the Department the principal sum of One Million and 00/100 Dollars ($1,000,000.00), or so much thereof as may be advanced by the Department, together with interest, in accordance with the terms and conditions hereinafter set forth.

1.                                       DEFINITIONS. Terms used in this Promissory Note shall have the same meanings as in the Agreement.

2.                                       INTEREST RATE. Except as otherwise provided herein, this Promissory Note shall bear interest on the unpaid principal balance at the annual rate of Two (2) percent, from the date of actual disbursement of the funds, or any portion thereof, to the Borrower until this Promissory Note is paid in full. Interest shall be computed based upon a 365-day year.

3.                                       TERM. The term of this Note shall commence on the Effective Date with all principal, accrued interest and other amounts owed hereunder being due and payable not later than October 1, 2019.

4.                                       DEFERRAL PERIOD. The Borrower’s payments of principal and interest hereunder shall be deferred until October 31, 2014. All interest from the date of the Department’s first disbursement shall be paid in accordance with the terms of Paragraph 5.

5.                                       PAYMENT. Commencing on November 1, 2014 and continuing on the first day of each consecutive month thereafter through and including September 1, 2019, the Borrower shall pay this Promissory Note in 59 equal monthly installments of $19,280.00 each; followed by a final installment on October 1, 2019 which shall include all remaining principal, accrued interest and other amounts owed by the Borrower hereunder. Payments shall be applied first to interest accrued to date of receipt, and the balance, if any, to principal.

6.                                       PERFORMANCE BASED REDUCTIONS IN PRINCIPAL. Provided the Borrower can document the creation of a minimum of 100 new, Full-Time positions, as of June 30, 2015, and subject to the Borrower’s strict compliance with the terms and conditions of the Agreement, it is understood and agreed that the principal balance owed by the Borrower hereunder shall be eligible for forgiveness. The principal balance shall be subject to forgiveness at a rate equal to $5,405.00 for each position retained and created. Said forgiveness shall be retroactive to the date of the award with a maximum forgiveness of $1,000,000.00 plus any accrued interest.

7.                                       BORROWER OBLIGATIONS IF TECHNOLOGY IS NOT COMMERCIALIZED: If the Borrower determines it cannot successfully market any products resulting from the pursuit of activities defined in Exhibit A of the Agreement, within the first five years from the loan closing, then the Borrower shall sell the equipment and the Department will receive all proceeds, and will assign all proprietary rights to the Intellectual Property, and at which time the Borrower may request formal forgiveness of the remaining amount outstanding due to the Department, and shall provide the Department with evidence supporting such request. Based upon the satisfactory review of such evidence, the Department, in its sole discretion, may forgive the balance of this Promissory Note.

8.                                       TERMS OF PAYMENT.

a) Time shall be of the essence as to the Borrower’s payment of all principal, accrued interest, and other amounts owed hereunder, which shall be delivered to the Department at the following address, or such other place or places as the Department may designate, prior to the close of business on the due dates set forth above:

State of Wisconsin

Dept. of Commerce - Administrative

P.O. Box 78257

Milwaukee, WI 53293-0257

Attn: Contract WDF FY09-19453

b) If the Borrower fails to pay any amounts owed within ten (10) calendar days of the date when due, then, from the date of default until such delinquent payment is paid in full, the Borrower shall pay the Department interest on the delinquent payment at an annual rate of twelve (12) percent. The accrual and collection of such interest shall be in addition to and not in lieu of any other rights and remedies that the Department may have under the Agreement, the Promissory Note, other loan documents, and applicable federal and state laws.

c) The Borrower shall bear the entire risk of loss, theft, damage, destruction, or seizure of the Collateral. The Borrower shall be obligated to pay the principal, interest, and other amounts owed hereunder even if the Borrower is unable to use the Collateral or any portion thereof, because of loss, theft, damage, destruction, seizure, nonrepair, lack of maintenance, or any other reason.

d) All principal payments, interest and other amounts owed hereunder shall be paid by the Borrower regardless of any set off, counterclaim, recoupment, defense, or other rights which the Borrower may have against the Department, the sellers of the Collateral, the contractors and subcontractors involved in making improvements to the Collateral, or any other party.

9.                                       “EVENT OF DEFAULT” DEFINED. The term “Event of Default” shall have the meaning set forth in the Agreement.

10.                                 REMEDIES IN EVENT OF DEFAULT. Upon the occurrence of an Event of Default, the Department shall have the remedies set forth in the Agreement.

11.                                 NO PREPAYMENT PENALTY. The Borrower shall have the right to prepay this Promissory Note, in whole or in part, at any time without penalty.

12.                                 CHOICE OF LAW. THIS PROMISSORY NOTE IS AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WISCONSIN. If any provisions of this Promissory Note shall be prohibited by or invalid under Wisconsin law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without affecting the validity or enforceability of the remaining provisions thereof.

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13.                                 VENUE; JURISDICTION. Any judicial action relating to the construction, interpretation, or enforcement of this Promissory Note, or the recovery of any principal, accrued interest, court costs, attorney’s fees and other amounts owed hereunder, shall be brought and venued in the U.S. District Court for the Western District of Wisconsin or the Dane County Circuit Court in Madison, Wisconsin.

THE BORROWER HEREBY CONSENTS TO PERSONAL JURISDICTION IN THOSE WISCONSIN COURTS, AND WAIVES ANY DEFENSES THAT MAKER OTHERWISE MIGHT HAVE RELATING THERETO.

14.                                 CAPTIONS. The captions in this Promissory Note are for convenience of reference only and shall not define or limit any of the terms and conditions set forth herein.

15.                                 WAIVER. The Department’s failure to declare this Promissory Note in default or to otherwise enforce any of their respective rights or remedies shall not be deemed a waiver of its right to declare this Promissory Note in default and enforce its rights and remedies upon the occurrence of a future Event of Default. Nor shall the Department’s receipt and acceptance of any payment on this Promissory Note after the occurrence of an Event of Default constitute or be construed as a waiver of the default or the Department’s rights and remedies as a result of that default. No covenant, condition, or provision of this Promissory Note may be waived except with the Department’s express written consent.

16.                                 AGREEMENT INCORPORATED BY REFERENCE. This Promissory Note is subject to all of the terms, conditions, covenants and promises set forth in the Agreement which is hereby incorporated by reference as if fully set forth herein.

17.                                 AUTHORITY TO SIGN DOCUMENT. The person(s) signing this Promissory Note on behalf of the Borrower certifies and attests that the Borrower’s respective Articles of Organization, Articles of Incorporation, By Laws, Member’s Agreement, Charter, Partnership Agreement, Corporate or other Resolutions, and/or other related documents give full and complete authority to bind the Borrower, on whose behalf they are executing this document. Borrower assumes full responsibility and holds the Department harmless for any and all payments made or any other actions taken by Department in reliance upon the above representation. Further, Borrower agrees to indemnify Department against any and all claims, demands, losses, costs, damages or expenses suffered or incurred by Department resulting from or arising out of any such payment or other action, including reasonable attorneys’ fees and legal expenses.

IN WITNESS WHEREOF, the undersigned Borrower has executed and delivered this Promissory Note as of the dates set forth below.

EXACT SCIENCES CORPORATION

By:
Kevin T. Conroy, President & CEO	Date

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